    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 2000

                                                         REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                          THE SPECTRANETICS CORPORATION
             (Exact name of registrant as specified in its charter)


          DELAWARE                     THE SPECTRANETICS CORPORATION                      84-0997049
 (State or other jurisdiction               96 TALAMINE COURT                          (I.R.S. employer
of incorporation or organization)     COLORADO SPRINGS, COLORADO 80907               identification number)
                                            (719) 633-8333
                                    (Address of principal executive offices)


                              --------------------

         1997 EQUITY PARTICIPATION PLAN OF THE SPECTRANETICS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                              --------------------
                                JOSEPH A. LARGEY
                                President and CEO
                          The Spectranetics Corporation
                                96 Talamine Court
                           Colorado Springs, CO 80907
                                 (719) 633-8333
(Name, address and telephone number, including area code, of agent for service)
                                   Copies to:
                           Kimberly L. Wilkinson, Esq.
                              Karen E. Eberle, Esq.
                                Latham & Watkins
                             135 Commonwealth Drive
                          Menlo Park, California 94025
                                 (650) 328-4600

                        CALCULATION OF REGISTRATION FEE

        Title of
       securities                Amount             Proposed maximum       Proposed maximum           Amount of
         to be                    to be            offering price per     aggregate offering        registration
       registered            registered (1)            share (2)               price (2)                 fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
   Common Stock,
   par value $0.001         4,000,000 shares           $1.7339                $6,935,993               $1,831
   per share

   Preferred Share
   Purchase Rights(3)       4,000,000 rights

(1) The 1997 Equity Participation Plan of The Spectranetics Corporation, as amended (the "Equity Plan"), authorizes the issuance of up to 6,000,000 shares upon the exercise of options, stock appreciation rights and other awards, of which 3,500,000 are being registered hereunder. The Employee Stock Purchase Plan, as amended (the "ESPP"), authorizes the sale and issuance of up to 850,000 shares to eligible employees, of which 500,000 are being registered hereunder.

(2) Estimated solely for the purpose of computing the registration fee (i) pursuant to Rule 457(h) for 558,100 shares subject to options previously granted under the Equity Plan at a weighted average exercise price of $2.02 per share and (ii) for the remaining 3,441,900 shares of common stock available for future grants under the Equity Plan and ESPP, based on the average of the high and low prices as reported on the Nasdaq National Market System on November 17, 2000.

(3) Preferred Share Purchase Rights are attached to and trade with the Common Stock of The Spectranetics Corporation. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         By a Registration Statement on Form S-8 filed with the Commission on October 1, 1992 (Registration No. 33-52718), The Spectranetics Corporation registered 100,000 shares of its common stock reserved for issuance from time to time under the ESPP. By a Registration Statement on Form S-8 filed with the Commission on December 30, 1994 (Registration No. 33-88088), Spectranetics registered an additional 250,000 shares of its common stock reserved for issuance from time to time under the ESPP. The ESPP has been amended to (1) increase the number of shares of common stock which may be sold to employees thereunder to 850,000, and (2) increase the maximum percentage of a participant's base compensation which may be used to purchase stock in a particular purchase period under the ESPP from 5% to 15%. By this Registration Statement, Spectranetics is registering the additional 500,000 shares of its common stock reserved for issuance from time to time under the ESPP.

         By a Registration Statement on Form S-8 filed with the Commission on June 17, 1998 (Registration No. 333-57015), Spectranetics registered 2,500,000 shares of its common stock reserved for issuance from time to time under the Equity Plan. The Equity Plan has been amended and the number of shares of common stock issuable thereunder has been increased to 6,000,000. By this Registration Statement, Spectranetics is registering the additional 3,500,000 shares of its common stock reserved for issuance from time to time under the Equity Plan.

         Pursuant to General Instruction E of Form S-8, the contents of such prior Registration Statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.


ITEM 8.  EXHIBITS

         See the Exhibit Index on page 5.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado, on this 1st day of November, 2000.


                                       THE SPECTRANETICS CORPORATION


                                       By:  /s/Joseph A. Largey
                                          ---------------------
                                          Joseph A. Largey
                                          President and Chief Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Joseph A. Largey his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature                                        Title                                 Date
            ---------                                        -----                                 ----
    /s/ Emile J. Geisenheimer                     Chairman of the Board                       November 1, 2000
    -------------------------                     and Director
    Emile J. Geisenheimer

                                                  President,
    /s/ Joseph A. Largey                          Chief Executive Officer                     November 1, 2000
    --------------------                          and Director
    Joseph A. Largey                              (Principal Executive Officer)

    /s/ Paul C. Samek                             Vice President, Finance, and Chief          November 21, 2000
    -----------------                             Financial Officer
    Paul C. Samek                                 (Principal Financial and
                                                  Accounting Officer)

    /s/ Gary R. Bang                              Director                                    November 1, 2000
    ----------------
    Gary R. Bang

    /s/Cornelius C. Bond, Jr.                     Director                                    November 1, 2000
    -------------------------------
    Cornelius C. Bond, Jr.

    /s/James A. Lent                              Director                                    November 1, 2000
    -------------------------------
    James A. Lent

    /s/Joseph M. Ruggio, M.D.                     Director                                    November 1, 2000
    -------------------------------
    Joseph M. Ruggio, M.D.

    /s/John G. Schulte                            Director                                    November 1, 2000
    -------------------------------
    John G. Schulte

                                  EXHIBIT INDEX


EXHIBIT
NUMBER           DESCRIPTION
-------          -----------
  4.1             Second Amendment to The 1997 Equity Participation Plan of The
                  Spectranetics Corporation.

  4.2             Second Amendment to Employee Stock Purchase Plan.

  5.1             Opinion and Consent of Latham & Watkins.

 23.1             Consent of KPMG LLP.

 23.2             Consent of Latham & Watkins (included in opinion filed as
                  Exhibit 5.1).

 24.1 Power of Attorney (included on the signature page of this Registration Statement).

                             -----------------------
